SUPPLEMENT TO
PROSPECTUS SUPPLEMENT DATED MARCH 25, 2002
(TO PROSPECTUS DATED JANUARY 16, 2002)


                                 $796,399,998
                                 (Approximate)

                                  CWMBS, INC.
                                   Depositor

                                  [CHL LOGO]
                                    Seller

                      Countrywide Home Loans Servicing LP
                                Master Servicer

                    CHL Mortgage Pass-Through Trust 2002-3
                                    Issuer

               Mortgage Pass-Through Certificates, Series 2002-3

     This Supplement revises the Prospectus Supplement dated March 25, 2002 to the Prospectus dated January 16, 2002 with respect to the above captioned series of certificates.

     The third numbered phrase under "Description of the Certificates -- Principal -- Senior Principal Distribution Amount" with respect to loan group 2 on page S-53 of the Prospectus Supplement is hereby replaced with "sequentially, to the Class 2-A-6 and Class 2-A-5 Certificates, in that order, until their respective Class Certificate Balances are reduced to zero; and".

                             Goldman, Sachs & Co.

Countrywide Securities Corporation                                 [UBS LOGO]

                The date of this Supplement is March 25, 2002.